EXHIBIT 10.1

ESTABLISHMENT LABS HOLDINGS INC.
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of [DATE] (the “Effective Date”), and is between Establishment Labs Holdings Inc., a company incorporated under the laws of the British Virgin Islands (the “Company”), and [NAME] (“Indemnitee”).

RECITALS

A. Indemnitee’s service to the Company substantially benefits the Company.
B. Individuals are reluctant to serve as directors or officers of companies or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.
C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director or officer without additional protection.
D. In order to induce Indemnitee to continue to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.
E. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s memorandum and articles of association and applicable law, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.
The parties therefore agree as follows:
1.Definitions.
a.“BVI Law” means the applicable laws of the British Virgin Islands.
b. A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
i.Acquisition of Shares by Third Party. Any Person (as defined below) becomes the Beneficial Owner (as defined below), directly or indirectly, of shares of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding shares; provided, however, that the foregoing shall not include any Person having such status prior to the consummation of the initial public offering of the Company’s shares unless after the initial public offering such Person is or becomes the Beneficial Owner, directly or indirectly, of additional shares of the Company representing in the aggregate an additional five percent (5%) or more of the combined voting power of the Company’s then outstanding shares;

1.Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;
2.Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting shares of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting shares of the surviving entity) more than 50% of the combined voting power of the voting shares of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
3.Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
4.Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.
For purposes of this Section 1(a), the following terms shall have the following meanings:

1.“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding shares under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.
2.“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the shareholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of shares by the Company to such Person.

c.“Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.
d. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
e.“Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.
f.“Expenses” include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable and actually incurred attorneys’ fees and costs, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, fees of private investigators and professional advisors, e-discovery costs, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, corporate secretarial services, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
g.“Independent Counsel” means a reputable law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
h.“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company, a Subsidiary or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company or of a Subsidiary, (ii) any action taken by

Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, or (iii) the fact that he or she is or was serving at the request of the Company, or of a Subsidiary as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company, a Subsidiary or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.
i.“Subsidiary” means any entity of which more than 50% of the outstanding voting shares or voting equity interest is owned directly or indirectly by the Company.
j.Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or of a Subsidiary which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
2.Indemnity in Third-Party Proceedings. The Company shall indemnify, defend and hold Indemnitee harmless in accordance with the provisions of this Section 2 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, penalties or finance charges accrued in connection therewith) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
3.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, penalties or finance charges accrued in connection therewith) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally (following any appeals) adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the courts of the British Virgin Islands shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,

Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the courts of the British Virgin Islands shall deem proper.
4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee was or is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify and hold Indemnitee harmless against all Expenses, judgments, fines and amounts paid in settlement (including all interest, penalties or finance charges accrued in connection therewith) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and no determination of Indemnitee’s entitlement to indemnification (pursuant to Section 10 below) shall be required. For purposes of this Section 4, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
5.Indemnification for Expenses of a Witness. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee was or is, by reason of his or her Corporate Status, a witness or deponent in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and no determination of Indemnitee’s entitlement to indemnification (pursuant to Section 10 below) shall be required.
6.Additional Indemnification.
a.Notwithstanding any limitation in Sections 2, 3 or 4, the Company shall indemnify and hold Indemnitee harmless to the fullest extent permitted by applicable law if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement (including all interest, penalties or finance charges accrued in connection therewith) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.
b.For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:
i.the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of BVI Law; and
ii.the fullest extent authorized or permitted by any amendments to or replacements of BVI Law adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
7.Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

a.for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
b.for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
c.for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of shares of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of shares in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
d.initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(d) or (iv) otherwise required by applicable law or the Company’s memorandum and articles of association; or
e.if prohibited by applicable law.
8.Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the Expenses incurred (or reasonably expected by Indemnitee to be incurred within three months) by Indemnitee in connection with any Proceeding prior to its final disposition, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 15 days after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices, estimates or fee proposals received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances or Indemnitee’s ultimate entitlement to be indemnified under the other provisions of this Agreement. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 7(b) or 7(c) prior to a determination that Indemnitee is not entitled to be indemnified by the Company.

9.Procedures for Notification and Defense of Claim.
a.Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights.
b.If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect that may be applicable to the Proceeding, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
c.In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding except for such Proceeding brought by the Company or as to which the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s separate counsel to the extent (i) the employment of separate counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations or (iv) the Company shall not have retained, or shall not continue to retain, counsel to defend such Proceeding. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.
d.Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.
e.Except as set forth in this Agreement, the Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
f.The Company shall not settle any Proceeding (or any part thereof) in a manner that imposes any Expense, fine, penalty or liability on Indemnitee, or which does not provide for a full and final release of all claims asserted against Indemnitee, without Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
10.Procedures upon Application for Indemnification.
a.To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.
b.Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Company’s board of directors, by the shareholders of the Company. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom to the extent permitted by applicable law.
c.In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Company’s board of directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Company’s board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
d.The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
e.Notwithstanding a final determination by any reviewing party identified in Section 10(b) above that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the courts of the British Virgin Islands, for the purpose of enforcing Indemnitee’s right to indemnification pursuant to the provisions of this Agreement, the Company’s memorandum and articles of association or BVI Law.
11.Presumptions and Effect of Certain Proceedings.
a.In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption.
b.The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
c.For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee’s actions are or were based on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors or (iv) information or records given or reports made to the Enterprise, its board of directors or any committee of the board of directors by an independent certified public accountant, an appraiser, investment banker or other expert selected by the Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
d.Neither the knowledge, actions nor failure to act of any other director, officer, manager, fiduciary, agent or employee of the Enterprise shall be imputed to Indemnitee, nor create a presumption against Indemnitee or a defense to an action, for purposes of determining the right to indemnification under this Agreement.
e.If the person, persons or entity empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
12.Remedies of Indemnitee.
a.In the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 8 or 11(e)(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 30 days after the receipt by the Company of the request for indemnification or, if later, the final disposition of the Proceeding if such Proceeding was brought under Section 3 of this Agreement and Company is seeking an adjudication that Indemnitee is liable to the Company, (iv) payment of indemnification pursuant to this Agreement is not made (A) within twenty days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5, 11(e)(d) or the last sentence of Section 10(b) of this Agreement, within 15 days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 13 of this Agreement, or (vi) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication in accordance with this Agreement.

b.Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or shareholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or shareholders that Indemnitee has not met the applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11(e) shall be conducted in all respects as a de novo trial, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 11(e), (x) Indemnitee shall be presumed to be entitled to be indemnified, held harmless, and to receive advances of Expenses under this Agreement, (y) the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be and (z) the Company may not refer to or introduce into evidence any determination pursuant to Section 10 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
c.To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11(e) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11(e), absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
d.To the extent not prohibited by law, the Company shall indemnify and hold Indemnitee harmless to the fullest extent permitted by applicable law, against all Expenses that are incurred by Indemnitee in connection with any action (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, advancement or contribution agreement or provision of the Company’s memorandum and articles of association or BVI Law now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification or hold harmless right, advancement, contribution or insurance recovery, as the case may be (unless such action was brought by Indemnitee in bad faith). If requested by Indemnitee, the Company shall (as soon as reasonably practicable, but in any event no later than 20 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 8.

13.Contribution. To the fullest extent permissible under applicable law, if the indemnification and/or hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying or holding harmless Indemnitee, shall, by direct payment in the first instance, contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement: (a) in their entirety in connection with any claim or Proceeding relating to an indemnifiable event under this Agreement in which the Company and Indemnitee are held to be jointly liable without requiring Indemnitee to contribute to or offset such payment(s), and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee, or (b) in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (x) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (y) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions, in connection with (i) any claim or Proceeding under Section 13(a) solely to the extent full payment of amounts incurred by Indemnitee is not permissible under applicable law, or (ii) any other claim or Proceeding relating to an indemnifiable event under this Agreement.

The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.
14.Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s memorandum and articles of association, any agreement, a vote of shareholders or a resolution of directors, or otherwise. To the extent that a change in BVI Law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s memorandum and articles of association and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
15.Primary Responsibility. The Company acknowledges that Indemnitee may have certain rights to indemnification and advancement of expenses provided by third parties (collectively, the “Secondary Indemnitors”). The Company agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s memorandum and articles of association or this Agreement and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, the Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 15. In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Company’s memorandum and articles of association or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Company’s memorandum and articles of association or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid; provided, however, that the foregoing sentence will be deemed void if and to the extent that it would violate any applicable insurance policy. The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 15. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, contribution or insurance coverage rights against any person or entity other than the Company.
16.No Duplication of Payments. Subject to any subrogation rights set forth in Section 15, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.
17.Insurance. The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies to the same extent, and with the same rights and benefits, as the most favorably-insured directors and officers under such policy or policies. The purchase, establishment, and maintenance of an insurance policy shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company under any such insurance policy. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies
18.Subrogation. In the event of any payment under this Agreement, the Company shall, to the fullest extent permitted by law, be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. No such payment by the Company shall be deemed to relieve any insurer of its obligations.
19.Services to the Company. Indemnitee agrees to serve as a director or officer of the Company or, at the request of the Company, as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement shall not be deemed an employment contract between the Company (or any of its Subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its Subsidiaries or any Enterprise) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its Subsidiaries or any Enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director or officer of the Company, the Company’s memorandum and articles of association or BVI Law. No such document shall be subject to any oral modification thereof.
20.Duration. The indemnification, contribution and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue during the period Indemnitee is an officer and/or a director of the Company or is or was serving at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of her former or current capacity at the Company or any other Enterprise at the Company’s request, whether or not she is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement..
21.Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
22.Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
23.Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.
24.Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern. The period of limitations set forth in this Section 24 shall no longer be applicable in the case of fraud or willful misconduct.
25.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s obligations to Indemnitee as provided by its memorandum and articles of association, and by applicable law.
26.Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement or the Company’s memorandum and articles of association shall adversely affect any right of Indemnitee under this Agreement or the Company’s memorandum and articles of association in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification rights or advancement of Expenses than would be afforded currently under the Company’s memorandum and articles of association or this Agreement, then this Agreement (without any further action by the parties hereto) shall automatically be deemed to be amended to require that the Company indemnifies the Indemnitee to the fullest extent permitted by law. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.
27.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
a.if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or
b.if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at Establishment Labs Holdings Inc., Coyol Free Zone, Building B25, Alajuela, 20113, Costa Rica, or at such other current address as the Company shall have furnished to Indemnitee, with an electronic copy (which shall not constitute notice) to [LEGAL NOTICE EMAIL ADDRESS(ES)] and the email address of the Company’s then-current General Counsel.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
28.Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the British Virgin Islands, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the British Virgin Islands, (ii) consent to submit to the exclusive jurisdiction of the courts of the British Virgin Islands for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the British Virgin Islands, Conyers Trust Company (BVI) Limited, Incorporation Services, Ltd. as its agent for acceptance of legal process in connection with any such action or proceeding against such party, (iv) waive any objection to the laying of venue of any such action or proceeding in the courts of the British Virgin Islands.
29.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
30.Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(signature page follows)

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

ESTABLISHMENT LABS HOLDINGS INC.

(Signature)

(Print name)

(Title)

[NAME]

(Signature)
[On file with Company]
(Street address)
[On file with Company]
(City, State and ZIP)